EXHIBIT 99.2

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three and Nine Months Ended March 31, 2006 and 2005
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March		March
	2006	2005	2006	2005
Net Income / Earnings Per Share
Net income	$19,994	$17,935	$63,288	$59,827
Add: restructuring and impairment charge, net of
related tax effect	--	--	2,624	--

Net income (excluding restructuring and impairment charge)	$19,994	$17,935	$65,912	$59,827

Earnings per basic share	$0.61	$0.51	$1.90	$1.68

Earnings per basic share (excluding restructuring and impairment charge)	$0.61	$0.51	$1.98	$1.68

Basic weighted average shares outstanding	33,021	35,257	33,340	35,690

Earnings per diluted share	$0.59	$0.50	$1.85	$1.63

Earnings per diluted share (excluding restructuring
and impairment charge)	$0.59	$0.50	$1.93	$1.63

Diluted weighted average shares outstanding	34,046	36,148	34,173	36,603

Consolidated Operating Income / Operating Margin
Operating income	$33,339	$29,298	$105,821	$96,829
Add: restructuring and impairment charge	--	--	4,241	--

Operating income (excluding restructuring and
impairment charge)	$33,339	$29,298	$110,062	$96,829

Net sales	$267,071	$231,154	$794,388	$706,752

Operating margin	12.5%	12.7%	13.3%	13.7%

Operating margin (excluding restructuring and impairment charge)	12.5%	12.7%	13.9%	13.7%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$33,974	$31,553	$97,283	$86,572
Add: restructuring and impairment charge	--	--	4,241	--

Wholesale operating income (excluding restructuring
and impairment charge)	$33,974	$31,553	$101,524	$86,572

Wholesale net sales	$192,192	$168,796	$558,153	$491,446

Wholesale operating margin	17.7%	18.7%	17.4%	17.6%

Wholesale operating margin (excluding restructuring
and impairment charge)	17.7%	18.7%	18.2%	17.6%

EBITDA
Net income	$19,994	$17,935	$63,288	$59,827
Add: interest expense	3,012	168	6,153	405
Add: income tax expense	11,997	11,322	38,986	37,920
Add: depreciation and amortization	5,285	5,329	16,141	15,975

EBITDA	$40,288	$34,754	$124,568	$114,127

Net sales	$267,071	$231,154	$794,388	$706,752

EBITDA as % of net sales	15.1%	15.0%	15.7%	16.1%

EBITDA	$40,288	$34,754	$124,568	$114,127
Add: restructuring and impairment charge	--	--	4,241	--

EBITDA (excluding restructuring and impairment charge)	$40,288	$34,754	$128,809	$114,127

Net sales	$267,071	$231,154	$794,388	$706,752

EBITDA as % of net sales (excluding restructuring and impairment charge)	15.1%	15.0%	16.2%	16.1%